Exhibit 99.1

For Immediate Release

April 23, 2015

For More Information

Trisha Voltz Carlson

SVP, Investor Relations Manager

504.299.5208

trisha.carlson@hancockbank.com

Hancock reports first quarter 2015 financial results

Operating results stable; impacted by seasonality and energy cycle

GULFPORT, Miss. (April 23, 2015) — Hancock Holding Company (Nasdaq: HBHC) today announced its financial results for the first quarter of 2015. Operating income for the first quarter of 2015 was $44.7 million, or $.55 per diluted common share, compared to $46.4 million, or $.56, in the fourth quarter of 2014. Operating income was $49.1 million, or $.58, in the first quarter of 2014. We define our operating income as net income excluding tax-effected securities transactions gains or losses and nonoperating expense items. Nonoperating expenses totaled $7.3 million and $9.7 million (pre-tax), in the first quarter of 2015 and fourth quarter of 2014, respectively. There were no adjustments between operating income and net income for the first quarter 2014. Management believes that operating income is one useful measure of our financial performance that helps investors compare the company’s fundamental operational performance from period to period. The financial tables include a reconciliation of net income to operating income.

Net income for the first quarter of 2015 was $40.2 million, or $.49 per diluted common share, compared to $40.1 million, or $.48 and $49.1 million, or $.58, in the fourth and first quarters of 2014 respectively.

Over the past several quarters we have disclosed our focus on strategic initiatives that are designed to replace declining levels of purchase accounting income from acquisitions with improvement in core income, which the company defines as operating income excluding tax-effected purchase accounting adjustments. Over time, this strategic focus should improve the company’s core income. Management believes that consistent reporting of core income helps investors understand the success management has had in executing its strategic initiatives. Our core income for the first quarter of 2015 was $39.6 million or $.49 per diluted common share, compared to $41.5 million or $.50 in the fourth quarter of 2014 and $37.7 million, or $.45, in the first quarter of 2014. The financial tables include a reconciliation of net income to core income.

Based on current projections for net purchase accounting adjustments, management expects core and operating results to be the same (or not significantly different) beginning in the second quarter of 2015, with net, operating and core results to be essentially the same in the second half of 2015.

Hancock reports first quarter 2015 financial results

April 23, 2015

“Our first quarter’s results were impacted by both typical seasonality and the current energy cycle,” said Hancock’s President and Chief Executive Officer John M. Hairston, “however, we reported solid results and positioned our company for future opportunities. During the quarter we completed our previously announced common stock buyback and issued $150 million of holding company subordinated debt. Our efforts to grow revenue continued, and while the current economic impact of the energy cycle in a few of our markets may delay the timing of achieving some of our consolidated goals, we have not lost sight of those targets and are focused on growing our company for the long term.”

Highlights of the company’s first quarter of 2015 results:

•	Stable operating results — in line with expectations

•	Completed 5% common stock buyback authorization

•	Issued subordinated debt — fuel for growth

•	Investing now for the future

•	Loans increased $92 million, or 3% LQA; excludes net paydowns in the energy and FDIC acquired loan portfolios

•	Noninterest-bearing demand deposits (DDAs) increased $256 million, or 4%, linked-quarter

•	Seasonality and energy cycle impacted results

Loans

Total loans at March 31, 2015 were $13.9 billion, up $29.1 million from December 31, 2014.

Net loan growth during the quarter was mainly in the Alabama and Florida markets, with additional growth in indirect and mortgage lending. Louisiana and Texas markets were impacted by both the energy cycle and annual seasonality. Historically, loans build towards year end with payoffs and paydowns in the first quarter of each year.

At March 31, 2015, loans in the energy segment totaled $1.67 billion, or 12% of total loans. The energy portfolio declined approximately $50 million linked-quarter and is comprised of credits to both the E&P industry and support industries. Additional details of the energy portfolio are included in the presentation slides posted on our Investor Relations website.

In light of the first quarter’s net paydowns in the energy portfolio, and the expected headwinds related to the current energy cycle, management has updated its end of period annual loan growth guidance for 2015 to 5-8%.

Average loans totaled $13.9 billion for the first quarter of 2015, up $291 million, or 2%, from the fourth quarter of 2014.

Hancock reports first quarter 2015 financial results

April 23, 2015

Deposits

Total deposits at March 31, 2015 were $16.9 billion, up $288 million, or 2%, from December 31, 2014. Average deposits for the first quarter of 2015 were $16.5 billion, up $593 million, or 4%, from the fourth quarter of 2014.

Noninterest-bearing demand deposits (DDAs) totaled $6.2 billion at March 31, 2015, up $256 million, or 4%, compared to December 31, 2014. DDAs comprised 37% of total period-end deposits at March 31, 2015.

Interest-bearing transaction and savings deposits totaled $6.6 billion at the end of the first quarter of 2015, up $45 million, or 1%, from December 31, 2014. Time deposits (CDs) of $2.3 billion grew $140 million, or 7%, while interest-bearing public fund deposits decreased $154 million, or 8%, to $1.8 billion at March 31, 2015. A portion of the public fund balances were seasonal, with runoff in those deposits expected in the first quarter of 2015.

Asset Quality

Nonperforming assets (NPAs) totaled $141 million at March 31, 2015, down $7 million from December 31, 2014. During the first quarter of 2015, total nonperforming loans increased approximately $10 million while foreclosed and surplus real estate (ORE) and other foreclosed assets decreased approximately $17 million. Nonperforming assets as a percent of total loans, ORE and other foreclosed assets was 1.01% at March 31, 2015, down 5 bps from December 31, 2014.

The total allowance for loan losses was $128.4 million at March 31, 2015, down $0.4 million from December 31, 2014. The ratio of the allowance for loan losses to period-end loans was 0.92% at March 31, 2015, virtually unchanged from December 31, 2014. The allowance maintained on the non-FDIC acquired portion of the loan portfolio increased $2.6 million linked-quarter, totaling $100.7 million, and the impaired reserve on the FDIC acquired loan portfolio declined $2.9 million linked-quarter.

Pricing pressures on oil continued during the first quarter and led to some downward pressure on risk ratings during the quarter. Based on those changes, plus updates to the qualitative factors related to energy, the reserve for the energy portfolio increased approximately $8 million linked-quarter. Management believes that if further risk rating downgrades occur they could lead to additional loan loss provisions but not translate to significant losses. The impact and severity will depend on the overall oil price reduction and the duration of the cycle. Additional details of the energy portfolio are included in the presentation slides posted on our Investor Relations website.

Net charge-offs from the non-FDIC acquired loan portfolio were $3.7 million, or 0.11% of average total loans on an annualized basis in the first quarter of 2015, up from $2.6 million, or 0.08% of average total loans in the fourth quarter of 2014.

During the first quarter of 2015, Hancock recorded a total provision for loan losses of $6.2 million, down $3.6 million from the fourth quarter of 2014.

Hancock reports first quarter 2015 financial results

April 23, 2015

Net Interest Income and Net Interest Margin

Net interest income (TE) for the first quarter of 2015 was $161.1 million, down $2.5 million from the fourth quarter of 2014. There were 2 less calendar days in the first quarter which accounted for most of the decline. The impact of purchase accounting adjustments (PAAs) on net interest income was $15.3 million, down approximately $0.7 million linked-quarter. Excluding the impact from purchase accounting items, core net interest income decreased $1.8 million linked-quarter and reflected the change in days noted above. Average earning assets were $18.3 billion for the first quarter of 2015, up $405 million, or 2%, from the fourth quarter of 2014.

The reported net interest margin (TE) was 3.55% for the first quarter of 2015, down 8 bps from the fourth quarter of 2014. Approximately 2 bps of the decline was related to the decline in purchase accounting adjustments noted above. The core net interest margin (reported net interest income (TE) excluding total net purchase accounting adjustments, annualized, as a percent of average earning assets) declined 6 bps to 3.21% during the first quarter of 2015. Declines in the core loan yield (-3 bps) and the securities portfolio yield (-1 bp), and an increase in the cost of funds (+1 bp) were drivers of the margin compression. Interest on the issuance of $150 million in holding company subordinated debt in early March compressed the net interest margin 1 bp.

Noninterest Income

Noninterest income, including securities transactions, totaled $56.5 million for the first quarter of 2015, down $0.4 million, or 0.7%, from the fourth quarter of 2014. Included in the total is $0.3 million of securities transactions gains. Also included in the total is a reduction of $1.2 million related to the amortization of the FDIC indemnification asset, compared to a reduction of $2.1 million in the fourth quarter of 2014. Excluding the impact of these items, core noninterest income totaled $57.4 million, down $1.7 million linked-quarter.

Service charges on deposits totaled $17.3 million for the first quarter of 2015, down $1.7 million, or 9%, from the fourth quarter of 2014. Bank card and ATM fees totaled $11.2 million, virtually unchanged from the fourth quarter of 2014.

Trust fees totaled $11.2 million, down $0.4 million linked-quarter. Trust fees were impacted by the decline in energy stocks related to the current energy cycle. Investment and annuity income and insurance fees totaled $6.8 million, up $0.2 million, or 3%, linked-quarter.

Fees from secondary mortgage operations totaled $2.7 million for the first quarter of 2015, up $0.7 million, or 33%, linked-quarter. During the first quarter, a greater portion of loan production was sold in the secondary market compared to last quarter. Management expects this trend to continue through 2015.

Other noninterest income totaled $8.2 million, down $0.4 million, or 5%, from the fourth quarter of 2014.

Hancock reports first quarter 2015 financial results

April 23, 2015

Noninterest Expense & Taxes

Noninterest expense for the first quarter of 2015 totaled $153.5 million and included $7.3 million of nonoperating expenses. Excluding these costs, operating expense totaled $146.2 million in the first quarter of 2015, up $2.1 million, or 1.5%, linked-quarter. (The details of the changes in the noninterest expense categories noted below exclude the impact of nonoperating items.)

Total personnel expense was $80.1 million in the first quarter of 2015, up $0.6 million, or less than 1%, from the fourth quarter of 2014. Annual seasonality impacted benefits (up $3.0 million linked-quarter), which was offset by a reduction in salary expense of $2.4 million during the first quarter of 2015.

Occupancy and equipment expense totaled $15.1 million in the first quarter of 2015, up $0.5 million, or 4%, from the fourth quarter of 2014.

ORE expense totaled $0.5 million for the first quarter of 2015, down $0.5 million, or 54% linked-quarter.

Other operating expense totaled $44.2 million in the first quarter of 2015, up $1.7 million, or 4%, from the fourth quarter of 2014.

The effective income tax rate for the first quarter 2015 was 27%, virtually unchanged from the fourth quarter of 2014. Management expects the effective income tax rate to approximate 27-29% in 2015. The effective income tax rate continues to be less than the statutory rate of 35% due primarily to tax-exempt income and tax credits.

Capital

Common shareholders’ equity at March 31, 2015 totaled $2.4 billion. The tangible common equity (TCE) ratio was 8.40%, down 19 bps from December 31, 2014. The decline in the TCE ratio mainly reflects the repurchase of common shares during the quarter.

In July of 2014, the Board of Directors authorized a new common stock repurchase program for up to 5%, or approximately 4 million shares, of the Company’s common stock. During the first quarter the company completed this buyback authorization. The company repurchased 2,563,607 shares of its common stock at an average price of $29.36. Since the third quarter of 2014 the company has repurchased approximately 4.1 million shares at an average price of $30.02

On March 9, 2015 the company issued $150 million of 30-year subordinated debt at a rate of 5.95%. The subordinated debt was used to complete the recent stock buyback authorization with the remainder to be used for general corporate purposes. Management and the board will continue to review additional options to deploy excess capital in the best interest of the company and its shareholders through organic growth, mergers and acquisitions, stock buybacks and/or dividends.

Hancock reports first quarter 2015 financial results

April 23, 2015

Additional capital ratios are included in the financial tables.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 9:00 a.m. Central Time on Friday, April 24, 2015 to review the results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock’s website at www.hancockbank.com. Additional financial tables and a slide presentation related to first quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial (877) 564-1219 or (973) 638-3429. An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through May 1, 2015 by dialing (855) 859-2056 or (404) 537-3406, passcode 16414837.

About Hancock Holding Company

Hancock Holding Company is a financial services company with regional business headquarters and locations throughout a growing Gulf South corridor. The company’s banking subsidiary provides a comprehensive network of full-service financial choices through Hancock Bank locations in Mississippi, Alabama, and Florida and Whitney Bank offices in Louisiana and Texas, including traditional and online banking; commercial and small business banking; energy banking; private banking; trust and investment services; certain insurance services; mortgage services; and consumer financing. More information and online banking are available at www.hancockbank.com and www.whitneybank.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and we intend such forward-looking statements to be covered by the safe harbor provisions therein and are including this statement for purposes of invoking these safe-harbor provisions. Forward-looking statements provide projections of results of operations or of financial condition or state other forward-looking information, such as expectations about future conditions and descriptions of plans and strategies for the future. Forward-looking statements that we may make include, but may not be limited to, comments with respect to future levels of economic activity in our markets, including the impact of volatility of oil and gas prices on our energy portfolio and associated loan loss reserves and the downstream impact on businesses that support the energy sector, especially in the Gulf Coast region, loan growth expectations, deposit trends, credit quality trends, net interest margin trends, future expense levels, success of revenue-generating initiatives, projected tax rates, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts such as accretion levels, the impact of the branch rationalization process, details of the common stock buyback, possible repurchases of shares under stock buyback programs, and the financial impact of regulatory requirements. Hancock’s ability to accurately project results, predict the effects of future plans or strategies, or predict market or economic developments is inherently limited. Although Hancock believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from those expressed in Hancock’s forward-looking statements include, but are not limited to, those risk factors outlined in Hancock’s public filings with the Securities and Exchange Commission, which are available at the SEC’s internet site (http://www.sec.gov).

You are cautioned not to place undue reliance on these forward-looking statements. Hancock does not intend, and undertakes no obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

HANCOCK HOLDING COMPANY

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended
(amounts in thousands, except per share data)	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
INCOME STATEMENT DATA
Net interest income	$158,158	$160,813	$163,541	$164,778	$165,562
Net interest income (TE) (a)	161,114	163,581	166,230	167,332	168,198
Provision for loan losses	6,154	9,718	9,468	6,691	7,963
Noninterest income excluding securities transactions	56,213	56,961	57,941	56,398	56,699
Securities transactions gains	333	—	—	—	—
Noninterest expense (excluding nonoperating expense items)	146,201	144,080	145,192	144,727	146,982
Nonoperating expense items	7,314	9,667	3,887	12,131	—
Net income	40,159	40,092	46,553	39,962	49,115
Operating income (b)	44,697	46,376	49,079	49,575	49,115
Core income (c)	39,619	41,537	41,176	38,736	37,742

PERIOD-END BALANCE SHEET DATA
Loans	$13,924,386	$13,895,276	$13,348,574	$12,884,056	$12,527,937
Investment securities	4,107,904	3,826,454	3,913,370	3,677,229	3,797,883
Earning assets	18,568,037	18,544,930	17,748,600	17,023,990	16,622,104
Total assets	20,724,511	20,747,266	19,985,950	19,349,431	19,004,170
Noninterest-bearing deposits	6,201,403	5,945,208	5,866,255	5,723,663	5,613,872
Total deposits	16,860,485	16,572,831	15,736,694	15,245,227	15,274,774
Common shareholders’ equity	2,425,098	2,472,402	2,509,342	2,492,582	2,462,534

AVERAGE BALANCE SHEET DATA
Loans	$13,869,397	$13,578,223	$13,102,108	$12,680,861	$12,379,316
Investment securities (d)	3,772,997	3,836,123	3,780,089	3,716,563	3,935,616
Earning assets	18,315,839	17,911,143	17,324,444	16,791,744	16,740,353
Total assets	20,443,859	20,090,372	19,549,947	19,039,264	19,055,107
Noninterest-bearing deposits	5,924,196	5,849,356	5,707,523	5,505,735	5,499,993
Total deposits	16,485,259	15,892,507	15,371,209	15,060,581	15,269,143
Common shareholders’ equity	2,447,870	2,509,509	2,489,948	2,463,385	2,435,980

COMMON SHARE DATA
Earnings per share—diluted	$0.49	$0.48	$0.56	$0.48	$0.58
Operating earnings per share—diluted (b)	0.55	0.56	0.59	0.59	0.58
Core earnings per share—diluted (c)	0.49	0.50	0.49	0.46	0.45
Cash dividends per share	$0.24	$0.24	$0.24	$0.24	$0.24
Book value per share (period-end)	$31.14	$30.74	$30.76	$30.45	$29.93
Tangible book value per share (period-end)	21.55	21.37	21.44	21.08	20.47
Weighted average number of shares—diluted	79,661	81,530	81,942	82,174	82,534
Period-end number of shares	77,886	80,426	81,567	81,860	82,282
Market data
High sales price	$31.13	$35.67	$36.47	$37.86	$38.50
Low sales price	24.96	28.68	31.25	32.02	32.66
Period-end closing price	29.86	30.70	32.05	35.32	36.65
Trading volume	51,866	36,396	25,553	27,432	31,328

PERFORMANCE RATIOS
Return on average assets	0.80%	0.79%	0.94%	0.84%	1.05%
Return on average assets (operating) (b)	0.89%	0.92%	1.00%	1.04%	1.05%
Return on average common equity	6.65%	6.34%	7.42%	6.51%	8.18%
Return on average common equity (operating) (b)	7.41%	7.33%	7.82%	8.07%	8.18%
Return on average tangible common equity	9.60%	9.08%	10.70%	9.47%	12.04%
Return on average tangible common equity (operating) (b)	10.68%	10.50%	11.28%	11.75%	12.04%
Tangible common equity ratio (e)	8.40%	8.59%	9.10%	9.29%	9.24%
Net interest margin (TE) (a)	3.55%	3.63%	3.81%	3.99%	4.06%
Average loan/deposit ratio	84.13%	85.44%	85.24%	84.20%	81.07%
Efficiency ratio (f)	64.36%	62.41%	61.84%	61.67%	62.23%
Allowance for loan losses as a percent of period-end loans	0.92%	0.93%	0.94%	1.00%	1.02%
Annualized net noncovered charge-offs to average loans	0.11%	0.08%	0.19%	0.13%	0.13%
Allowance for loan losses to non-performing loans + accruing loans 90 days past due	123.14%	137.96%	128.44%	126.26%	112.64%
Noninterest income excluding securities transactions as a percent of total revenue (TE) (a)	25.87%	25.83%	25.85%	25.21%	25.21%
FTE headcount	3,785	3,794	3,787	3,901	3,974

(a)	Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
(b)	Net income less tax-effected securities transactions and nonoperating expense items. Management believes that operating income provides a useful measure of financial performance that helps investors compare the Company’s fundamental operations over time.
(c)	Operating income excluding tax-effected purchase accounting adjustments. Management believes that reporting on core income provides a useful measure of financial performance that helps investors determine whether management is successfully executing its strategic initiatives.
(d)	Average securities does not include unrealized holding gains/losses on available for sale securities.
(e)	The tangible common equity ratio is common shareholders’ equity less intangible assets divided by total assets less intangible assets.
(f)	The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles, nonoperating expense items, and securities transactions.

HANCOCK HOLDING COMPANY

INCOME STATEMENT

(Unaudited)

	Three Months Ended
(dollars in thousands, except per share data)	3/31/2015	12/31/2014	3/31/2014
NET INCOME
Interest income	$169,087	$170,971	$175,140
Interest income (TE)	172,043	173,739	177,776
Interest expense	10,929	10,158	9,578

Net interest income (TE)	161,114	163,581	168,198
Provision for loan losses	6,154	9,718	7,963
Noninterest income excluding securities transactions	56,213	56,961	56,699
Securities transactions gains	333	—	—
Noninterest expense	153,515	153,747	146,982

Income before income taxes	55,035	54,309	67,316
Income tax expense	14,876	14,217	18,201

Net income	$40,159	$40,092	$49,115

ADJUSTMENTS FROM NET TO OPERATING INCOME
Securities transactions gains	(333)	—	—
Expense and efficiency initiatives and other items	7,314	9,667	—
Taxes on adjustments at marginal tax rate	2,443	3,383	—

Total adjustments (net of taxes)	4,538	6,284	—

Operating income (g)	$44,697	$46,376	$49,115

Purchase accounting adjustments (net of taxes)	5,078	4,839	11,373

Core income (h)	$39,619	$41,537	$37,742

NONINTEREST INCOME AND NONINTEREST EXPENSE
Service charges on deposit accounts	$17,315	$19,025	$18,712
Trust fees	11,200	11,559	10,238
Bank card and ATM fees	11,183	11,225	10,569
Investment & annuity fees	5,050	4,736	4,952
Secondary mortgage market operations	2,664	2,000	1,965
Insurance fees	1,754	1,862	3,744
Amortization of FDIC loss share receivable	(1,197)	(2,113)	(3,908)
Other income	8,244	8,667	10,427

Noninterest income excluding securities transactions	56,213	56,961	56,699
Securities transactions gains	333	—	—

Total noninterest income including securities transactions	$56,546	$56,961	$56,699

Personnel expense	$80,117	$79,522	$81,432
Occupancy expense (net)	11,162	10,571	11,266
Equipment expense	3,933	3,986	4,274
Other real estate owned expense (net)	456	1,001	1,777
Other operating expense	44,215	42,555	41,195
Amortization of intangibles	6,318	6,445	7,038

Total operating expense	146,201	144,080	146,982
Nonoperating expense items	7,314	9,667	—

Total noninterest expense	$153,515	$153,747	$146,982

COMMON SHARE DATA
Earnings per share:
Basic	$0.49	$0.48	$0.58
Diluted	0.49	0.48	0.58
Operating earnings per share: (g)
Basic	$0.55	$0.56	$0.58
Diluted	0.55	0.56	0.58
Core earnings per share: (h)
Basic	$0.49	$0.50	$0.45
Diluted	0.49	0.50	0.45

(g)	Net income less tax-effected securities transactions and nonoperating expense items. Management believes that operating income provides a useful measure of financial performance that helps investors compare the Company’s fundamental operations over time.
(h)	Operating income excluding tax-effected purchase accounting adjustments. Management believes that reporting on core income provides a useful measure of financial performance that helps investors determine whether management is successfully executing its strategic initiatives.

HANCOCK HOLDING COMPANY

INCOME STATEMENT

(Unaudited)

	Three months ended
(dollars in thousands)	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Interest income	$169,087	$170,971	$172,701	$174,001	$175,140
Interest income (TE)	172,043	173,739	175,390	176,555	177,776
Interest expense	10,929	10,158	9,160	9,223	9,578

Net interest income (TE)	161,114	163,581	166,230	167,332	168,198
Provision for loan losses	6,154	9,718	9,468	6,691	7,963
Noninterest income excluding securities transactions	56,213	56,961	57,941	56,398	56,699
Securities transactions gains	333	—	—	—	—
Noninterest expense	153,515	153,747	149,079	156,858	146,982

Income before income taxes	55,035	54,309	62,935	57,627	67,316
Income tax expense	14,876	14,217	16,382	17,665	18,201

Net income	$40,159	$40,092	$46,553	$39,962	$49,115

ADJUSTMENTS FROM NET TO OPERATING INCOME
Securities transactions gains	(333)	—	—	—	—
Expense & efficiency initiative and other items	7,314	9,667	3,887	12,131	—

Total nonoperating expense items	6,981	9,667	3,887	12,131	—
Taxes on adjustments at marginal tax rate	2,443	3,383	1,361	2,518	—

Adjustments (net of taxes)	4,538	6,284	2,526	9,613	—

Operating income (g)	$44,697	$46,376	$49,079	$49,575	$49,115

Core income (h)	$39,619	$41,537	$41,176	$38,736	$37,742

NONINTEREST INCOME AND NONINTEREST EXPENSE
Service charges on deposit accounts	$17,315	$19,025	$20,000	$19,269	$18,712
Trust fees	11,200	11,559	11,530	11,499	10,238
Bank card and ATM fees	11,183	11,225	11,641	11,596	10,569
Investment & annuity fees	5,050	4,736	5,506	5,097	4,952
Secondary mortgage market operations	2,664	2,000	2,313	1,758	1,965
Insurance fees	1,754	1,862	1,979	1,888	3,744
Amortization of FDIC loss share receivable	(1,197)	(2,113)	(2,760)	(3,321)	(3,908)
Other income	8,244	8,667	7,732	8,612	10,427

Noninterest income excluding securities transactions	56,213	56,961	57,941	56,398	56,699
Securities transactions gains	333	—	—	—	—

Total noninterest income including securities transactions	$56,546	$56,961	$57,941	$56,398	$56,699

Personnel expense	$80,117	$79,522	$80,043	$79,506	$81,432
Occupancy expense (net)	11,162	10,571	10,798	10,840	11,266
Equipment expense	3,933	3,986	4,542	4,059	4,274
Other real estate owned expense (net)	456	1,001	(104)	84	1,777
Other operating expense	44,215	42,555	43,343	43,494	41,195
Amortization of intangibles	6,318	6,445	6,570	6,744	7,038

Total operating expense	146,201	144,080	145,192	144,727	146,982
Nonoperating expense items	7,314	9,667	3,887	12,131	—

Total noninterest expense	$153,515	$153,747	$149,079	$156,858	$146,982

(g)	Net income less tax-effected securities transactions and nonoperating expense items. Management believes that operating income provides a useful measure of financial performance that helps investors compare the Company’s fundamental operations over time.
(h)	Operating income excluding tax-effected purchase accounting adjustments. Management believes that reporting on core income provides a useful measure of financial performance that helps investors determine whether management is successfully executing its strategic initiatives.

HANCOCK HOLDING COMPANY

PERIOD-END BALANCE SHEET

(Unaudited)

	Three Months Ended
(dollars in thousands)	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
ASSETS
Commercial non-real estate loans	$5,987,084	$6,044,060	$5,587,137	$5,393,691	$5,198,029
Construction and land development loans	1,113,510	1,106,761	1,095,902	1,040,656	978,798
Commercial real estate loans	3,150,103	3,144,048	3,100,834	3,056,263	3,069,316
Residential mortgage loans	1,913,885	1,894,181	1,858,490	1,771,271	1,720,307
Consumer loans	1,759,804	1,706,226	1,706,211	1,622,175	1,561,487

Total loans	13,924,386	13,895,276	13,348,574	12,884,056	12,527,937
Loans held for sale	19,950	20,252	15,098	22,017	15,911
Securities	4,107,904	3,826,454	3,913,370	3,677,229	3,797,883
Short-term investments	515,797	802,948	471,558	440,688	280,373

Earning assets	18,568,037	18,544,930	17,748,600	17,023,990	16,622,104
Allowance for loan losses	(128,386)	(128,762)	(125,572)	(128,672)	(128,248)
Goodwill	621,193	621,193	621,193	621,193	625,675
Other intangible assets, net	125,404	132,810	139,256	145,825	152,734
Other assets	1,538,263	1,577,095	1,602,473	1,687,095	1,731,905

Total assets	$20,724,511	$20,747,266	$19,985,950	$19,349,431	$19,004,170

LIABILITIES
Noninterest-bearing deposits	$6,201,403	$5,945,208	$5,866,255	$5,723,663	$5,613,872
Interest-bearing transaction and savings deposits	6,576,658	6,531,628	6,325,671	6,079,837	6,118,150
Interest-bearing public fund deposits	1,828,559	1,982,616	1,534,678	1,484,188	1,451,430
Time deposits	2,253,865	2,113,379	2,010,090	1,957,539	2,091,322

Total interest-bearing deposits	10,659,082	10,627,623	9,870,439	9,521,564	9,660,902

Total deposits	16,860,485	16,572,831	15,736,694	15,245,227	15,274,774
Short-term borrowings	755,250	1,151,573	1,171,809	1,063,664	712,634
Long-term debt	516,007	374,371	376,452	374,991	380,001
Other liabilities	167,671	176,089	191,653	172,967	174,227

Total liabilities	18,299,413	18,274,864	17,476,608	16,856,849	16,541,636

COMMON SHAREHOLDERS’ EQUITY
Common stock net of treasury and capital surplus	1,726,736	1,798,980	1,832,529	1,838,931	1,837,461
Retained earnings	744,131	723,497	703,506	676,942	657,062
Accumulated other comprehensive income	(45,769)	(50,075)	(26,693)	(23,291)	(31,989)

Total common shareholders’ equity	2,425,098	2,472,402	2,509,342	2,492,582	2,462,534

Total liabilities & shareholders’ equity	$20,724,511	$20,747,266	$19,985,950	$19,349,431	$19,004,170

CAPITAL RATIOS
Tangible common equity	$1,678,453	$1,718,343	$1,748,828	$1,725,489	$1,684,037
Tier 1 capital (i)	1,769,708	1,777,280	1,784,588	1,758,178	1,725,947
Common equity (period-end) as a percent of total assets (period-end)	11.70%	11.92%	12.56%	12.88%	12.96%
Tangible common equity ratio	8.40%	8.59%	9.10%	9.29%	9.24%
Leverage (Tier 1) ratio (i)	8.98%	9.17%	9.48%	9.61%	9.43%
Tier 1 risk-based capital ratio (i)	10.63%	11.23%	11.59%	11.83%	11.90%
Total risk-based capital ratio (i)	12.54%	12.30%	12.66%	12.96%	13.20%

(i)	Estimated for most recent period-end. Current period regulatory ratios reflect estimated impact of Basel III capital requirements effective January 1, 2015.

HANCOCK HOLDING COMPANY

AVERAGE BALANCE SHEET

(Unaudited)

	Three Months Ended
(dollars in thousands)	3/31/2015	12/31/2014	3/31/2014
ASSETS
Commercial non-real estate loans	$5,995,687	$5,727,003	$5,088,061
Construction and land development loans	1,121,059	1,159,378	953,328
Commercial real estate loans	3,118,522	3,057,022	3,054,217
Residential mortgage loans	1,902,873	1,886,230	1,720,640
Consumer loans	1,731,256	1,748,590	1,563,070

Total loans	13,869,397	13,578,223	12,379,316
Loans held for sale	15,567	15,424	19,207
Securities (j)	3,772,997	3,836,123	3,935,616
Short-term investments	657,878	481,373	406,214

Earning assets	18,315,839	17,911,143	16,740,353
Allowance for loan losses	(130,217)	(127,356)	(134,670)
Goodwill and other intangible assets	750,705	757,123	781,434
Other assets	1,507,532	1,549,462	1,667,990

Total assets	$20,443,859	$20,090,372	$19,055,107

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$5,924,196	$5,849,356	$5,499,993

Interest-bearing transaction and savings deposits	6,506,812	6,380,347	6,072,113
Interest-bearing public fund deposits	1,815,445	1,598,482	1,526,611
Time deposits	2,238,806	2,064,322	2,170,426

Total interest-bearing deposits	10,561,063	10,043,151	9,769,150

Total deposits	16,485,259	15,892,507	15,269,143
Short-term borrowings	920,436	1,135,255	785,063
Long-term debt	412,938	376,819	386,026
Other liabilities	177,356	176,282	178,895
Common shareholders’ equity	2,447,870	2,509,509	2,435,980

Total liabilities & shareholders’ equity	$20,443,859	$20,090,372	$19,055,107

(j)	Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK HOLDING COMPANY

AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY

(Unaudited)

	Three Months Ended
	3/31/2015			12/31/2014			3/31/2014
(dollars in millions)	Volume	Interest	Rate	Volume	Interest	Rate	Volume	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE)	$10,235.2	$106.8	4.23%	$9,943.4	$105.8	4.23%	$9,095.7	$107.9	4.81%
Residential mortgage loans	1,902.9	20.4	4.30%	1,886.2	20.3	4.31%	1,720.6	21.3	4.96%
Consumer loans	1,731.3	21.9	5.13%	1,748.6	23.9	5.43%	1,563.1	23.1	6.00%
Loan fees & late charges	—	0.3	0.00%	—	0.6	0.00%	—	0.8	0.00%

Total loans (TE)	13,869.4	149.4	4.36%	13,578.2	150.6	4.41%	12,379.4	153.1	5.00%

Loans held for sale	15.6	0.1	2.45%	15.4	0.2	4.27%	19.2	0.2	4.06%

US Treasury and government agency securities	275.0	1.1	1.58%	300.0	1.1	1.52%	93.5	0.5	2.28%
CMOs and mortgage backed securities	3,290.5	18.6	2.26%	3,324.5	19.1	2.30%	3,612.8	21.2	2.34%
Municipals (TE)	195.8	2.3	4.61%	199.3	2.3	4.63%	217.0	2.5	4.56%
Other securities	11.6	0.1	4.47%	12.3	0.1	2.24%	12.3	0.1	3.87%

Total securities (TE) (j)	3,772.9	22.1	2.35%	3,836.1	22.6	2.36%	3,935.6	24.3	2.47%

Total short-term investments	657.9	0.4	0.22%	481.4	0.3	0.23%	406.2	0.2	0.23%

Average earning assets yield (TE)	$18,315.8	172.0	3.79%	$17,911.1	173.7	3.86%	$16,740.4	177.8	4.29%

INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$6,506.8	2.2	0.14%	$6,380.3	2.1	0.13%	$6,072.1	1.5	0.10%
Time deposits	2,238.8	3.7	0.67%	2,064.3	3.5	0.68%	2,170.4	3.1	0.58%
Public funds	1,815.4	1.2	0.27%	1,598.5	1.1	0.28%	1,526.6	0.8	0.20%

Total interest-bearing deposits	10,561.0	7.1	0.27%	10,043.1	6.7	0.27%	9,762.1	5.4	0.22%

Short-term borrowings	920.5	0.2	0.08%	1,135.3	0.3	0.09%	785.1	1.0	0.54%
Long-term debt	412.9	3.6	3.57%	376.8	3.1	3.28%	386.0	3.2	3.34%

Total borrowings	1,333.4	3.8	1.16%	1,512.1	3.4	0.88%	1,171.1	4.2	1.46%

Total interest-bearing liabilities cost	11,894.4	10.9	0.37%	11,555.2	10.1	0.35%	10,940.2	9.6	0.36%

Net interest-free funding sources	6,421.4			6,355.9			5,800.2

Total cost of funds	18,315.8	10.9	0.24%	17,911.1	10.1	0.23%	16,740.4	9.6	0.23%

Net Interest Spread (TE)		$161.1	3.42%		$163.6	3.51%		$168.2	3.93%

Net Interest Margin (TE)	$18,315.8	$161.1	3.55%	$17,911.1	$163.6	3.63%	$16,740.4	$168.2	4.06%

(j)	Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK HOLDING COMPANY

ASSET QUALITY INFORMATION

(Unaudited)

	Three Months Ended
(dollars in thousands)	3/31/2015	12/31/2014	3/31/2014
Nonaccrual loans (k)	$90,821	$79,537	$101,400
Restructured loans—still accruing	7,564	8,971	8,459

Total nonperforming loans	98,385	88,508	109,859
ORE and foreclosed assets	42,956	59,569	69,813

Total nonperforming assets	$141,341	$148,077	$179,672

Nonperforming assets as a percent of loans, ORE and foreclosed assets	1.01%	1.06%	1.43%
Accruing loans 90 days past due	$5,872	$4,825	$3,998
Accruing loans 90 days past due as a percent of loans	0.04%	0.03%	0.03%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	1.05%	1.10%	1.46%

ALLOWANCE FOR LOAN LOSSES
Beginning Balance	$128,762	$125,572	$133,626
Net provision for loan losses—FDIC acquired loans	(70)	(160)	(302)
Provision for loan losses—non-FDIC acquired loans	6,224	9,878	8,265

Net provision for loan losses	6,154	9,718	7,963

(Decrease) increase in FDIC loss share receivable	(421)	(4,514)	(6,853)
Net charge-offs—FDIC acquired	2,455	(624)	2,510
Charge-offs—non-FDIC acquired	7,460	8,229	7,482
Recoveries—non-FDIC acquired	(3,806)	(5,591)	(3,504)

Net charge-offs	6,109	2,014	6,488

Ending Balance	$128,386	$128,762	$128,248

Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	123.14%	137.96%	112.64%

NET CHARGE-OFF INFORMATION
Net charge-offs—non-FDIC acquired:
Commercial & real estate loans	$474	$1,446	$1,392
Residential mortgage loans	904	349	147
Consumer loans	2,276	843	2,439

Total net charge-offs—non-FDIC acquired	$3,654	$2,638	$3,978

Net charge-offs—non-FDIC acquired to average loans:
Commercial & real estate loans	0.02%	0.06%	0.06%
Residential mortgage loans	0.19%	0.07%	0.03%
Consumer loans	0.53%	0.19%	0.63%

Total net charge-offs—non-FDIC acquired to average loans	0.11%	0.08%	0.13%

(k)	Nonaccrual loans and accruing loans past due 90 days or more do not include acquired credit-impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan. Included in nonaccrual loans are $5.0 million, $7.0 million, and $16.1 million at 3/31/15, 12/31/14 and 3/31/14, respectively, in nonaccruing restructured loans.

HANCOCK HOLDING COMPANY

ASSET QUALITY INFORMATION

(Unaudited)

	Three months ended
(dollars in thousands)	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Nonaccrual loans	$90,821	$79,537	$83,154	$89,901	$101,400
Restructured loans—still accruing	7,564	8,971	7,944	7,868	8,459

Total nonperforming loans	98,385	88,508	91,098	97,769	109,859
ORE and foreclosed assets	42,956	59,569	56,081	59,732	69,813

Total nonperforming assets	$141,341	$148,077	$147,179	$157,501	$179,672

Nonperforming assets as a percent of loans, ORE and foreclosed assets	1.01%	1.06%	1.10%	1.22%	1.43%
Accruing loans 90 days past due	$5,872	$4,825	$6,667	$4,142	$3,998
Accruing loans 90 days past due as a percent of loans	0.04%	0.03%	0.05%	0.03%	0.03%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	1.05%	1.10%	1.15%	1.25%	1.46%

Allowance for loan losses	$128,386	$128,762	$125,572	$128,672	$128,248
Allowance for loan losses as a percent of period-end loans	0.92%	0.93%	0.94%	1.00%	1.02%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	123.14%	137.96%	128.44%	126.26%	112.64%

Provision for loan losses	$6,154	$9,718	$9,468	$6,691	$7,963

NET CHARGE-OFF INFORMATION
Net charge-offs—non-FDIC acquired:
Commercial & real estate loans	$474	$1,446	$2,451	$1,148	$1,392
Residential mortgage loans	904	349	558	587	147
Consumer loans	2,276	843	3,430	2,329	2,439

Total net charge-offs—non-FDIC acquired	$3,654	$2,638	$6,439	$4,064	$3,978

Net charge-offs—non-FDIC acquired to average loans:
Commercial & real estate loans	0.02%	0.06%	0.10%	0.05%	0.06%
Residential mortgage loans	0.19%	0.07%	0.12%	0.13%	0.03%
Consumer loans	0.53%	0.19%	0.82%	0.59%	0.63%

Total net charge-offs—non-FDIC acquired to average loans	0.11%	0.08%	0.19%	0.13%	0.13%

AVERAGE LOANS
Commercial & real estate loans	$10,235,268	$9,943,403	$9,627,566	$9,355,196	$9,095,606
Residential mortgage loans	1,902,873	1,886,230	1,814,186	1,744,313	1,720,640
Consumer loans	1,731,256	1,748,590	1,660,356	1,581,352	1,563,070

Total average loans	$13,869,397	$13,578,223	$13,102,108	$12,680,861	$12,379,316

HANCOCK HOLDING COMPANY

SUPPLEMENTAL ASSET QUALITY INFORMATION

(Unaudited)

	Originated Loans	Acquired Loans (l)	FDIC Acquired (m)	Total
(dollars in thousands)	3/31/2015
Nonaccrual loans (n)	$83,412	$5,820	$1,589	$90,821
Restructured loans—still accruing	7,564	—	—	7,564

Total nonperforming loans	90,976	5,820	1,589	98,385
ORE and foreclosed assets (o)	29,380	—	13,576	42,956

Total nonperforming assets	$120,356	$5,820	$15,165	$141,341

Accruing loans 90 days past due	$5,659	$213	—	$5,872
Allowance for loan losses	$100,494	$254	$27,638	$128,386

	12/31/2014
Nonaccrual loans (n)	$71,296	$6,139	$2,102	$79,537
Restructured loans—still accruing	8,971	—	—	8,971

Total nonperforming loans	80,267	6,139	2,102	88,508
ORE and foreclosed assets (o)	40,148	—	19,421	59,569

Total nonperforming assets	$120,415	$6,139	$21,523	$148,077

Accruing loans 90 days past due	$4,564	$261	—	$4,825
Allowance for loan losses	$97,701	$477	$30,584	$128,762

	Originated Loans	Acquired Loans (l)	FDIC Acquired (m)	Total
LOANS OUTSTANDING	3/31/2015
Commercial non-real estate loans	$5,861,887	$118,260	$6,937	$5,987,084
Construction and land development loans	1,087,449	14,579	11,482	1,113,510
Commercial real estate loans	2,492,351	629,975	27,777	3,150,103
Residential mortgage loans	1,736,033	2,485	175,367	1,913,885
Consumer loans	1,742,810	25	16,969	1,759,804

Total loans	$12,920,530	$765,324	$238,532	$13,924,386

Change in loan balance from previous quarter	$110,331	($67,344)	($13,877)	$29,110

	12/31/2014
Commercial non-real estate loans	$5,917,728	$120,137	$6,195	$6,044,060
Construction and land development loans	1,073,964	21,123	11,674	1,106,761
Commercial real estate loans	2,428,195	688,045	27,808	3,144,048
Residential mortgage loans	1,704,770	2,378	187,033	1,894,181
Consumer loans	1,685,542	985	19,699	1,706,226

Total loans	$12,810,199	$832,668	$252,409	$13,895,276

Change in loan balance from previous quarter	$1,524,631	($949,508)	($28,421)	$546,702

(l)	Loans which have been acquired and no allowance brought forward in accordance with acquisition accounting. Acquired-performing loans in pools with fully accreted purchase fair value discounts are reported as originated loans.
(m)	Loans acquired in an FDIC-assisted transaction. Non-single family loss share agreement expired at 12/31/14. As of 3/31/15, $186.1 million in loans and $6.0 million in ORE remain covered by the FDIC single family loss share agreement, providing considerable protection against credit risk. As of 12/31/14, $196.7 million in loans and $7.1 million in ORE remained covered by the FDIC single family loss share agreement.
(n)	Included in originated nonaccrual loans are $5.0 million and $7.0 million at 3/31/15 and 12/31/14, respectively, in nonaccruing restructured loans.
(o)	ORE received in settlement of acquired loans is no longer subject to purchase accounting guidance and has been included with ORE from originated loans. ORE received in settlement of covered loans remains covered under the FDIC loss share agreements.

Hancock Holding Company

Simpler Easier Better

Growth. Strength. Opportunity.

Hancock Holding Company

Hancock Bank
Whitney Bank

First Quarter 2015 Financial Results April 23, 2015 First Quarter 2015 Financial Results April 23, 2015

Certain of the statements or information included in this presentation may constitute forward-looking statements.  Forward-looking statements include projections of revenue, costs, results of operations or financial condition or statements regarding future market conditions or our potential plans and strategies for the future. Hancock’s ability to accurately project results, predict the effects of future plans or strategies, or predict market or economic developments is inherently limited.
We believe that the expectations reflected or implied by any forward-looking statements are based on reasonable assumptions, but actual results and performance could differ materially from those set forth in the forward-looking statements.  Factors that could cause actual results or outcomes to differ from those expressed in the Company's forward-looking statements include, but are not limited to, those outlined in Hancock's
SEC filings, including the “Risk Factors” section of the Company’s 10-K for the year ended December 31, 2014 and form 10-Q for the most recent quarter end.
Hancock undertakes no obligation to update or revise any forward-looking statements, and you are cautioned not to place undue reliance on such forward-looking statements.
Forward Looking Statement

Hancock Holding Company

Hancock
Bank
A Hancock Holding Company
WHITNEY
BANK
A Hancock Holding
Company

Hancock Holding Company
•
$21 billion in Total Assets
•
$14 billion in Total Loans
•
$17 billion in Total Deposits
•
ROA (operating) 0.89%
•
ROTCE (operating) 10.68%
•
NIM 3.55%
•
Efficiency Ratio 64.36%
•
Tangible Common Equity (TCE) 8.40%
•
Rated among the strongest, safest
financial institutions in the country by
BauerFinancial, Inc.
•
Earned top customer service marks with
Greenwich Excellence Awards
As of 1Q15 and March 31, 2015

First Quarter 2015 Highlights
•
Stable operating results -- in line
with expectations
•
Completed 5% common stock
buyback authorization
•
Issued Subordinated Debt -- fuel
for growth
•
Investing now for future
•
Seasonality and energy cycle
impacted results
•
Last quarter for net purchase
accounting items to significantly
impact net income and E.P.S.
Core vs. operating gap to be eliminated in future
quarters
($s in millions; except per share
data)
1Q15 4Q14 Fav/
(unfav)
Net Income $40.2 $40.1 ---
Earnings Per Share (diluted) $.49 $.48 2%
Operating Income* $44.7 $46.4 (4%)
Operating Earnings Per Share $.55 $.56 (2%)
Nonoperating expense items $7.3 $9.7 25%
Return on Assets (operating) (%) 0.89 0.92 (3bps)
Return on Tangible Common
Equity (operating) (%)
10.68 10.50 18bps
Total Loans $13,924 $13,895 ---
Total Deposits $16,860 $16,573 2%
Net Interest Margin (%) 3.55 3.63 (8bps)
Net Interest Margin (%) (core) 3.21 3.27 (6bps)
Net Charge-offs (%)
(non-covered)
0.11 0.08 (3bps)
Tangible Common Equity (%) 8.40 8.59 (19bps)
Efficiency Ratio**  (%) 64.4 62.4 (200bps)

*     Operating income is defined as net income excluding tax-effected securities transactions gains or losses and nonoperating expense items.
** Noninterest expense to total revenue (TE) excluding amortization of purchased intangibles, nonoperating expense items, and securities transactions.

Hancock Holding Company

$0.70
$0.60
$0.50
$0.40
$0.30
$0.20
$0.10
$0.00
$0.56
$0.55
$0.56
$0.55
$0.58
$0.59
$0.59
$0.56
$0.55
$0.34
$0.36
$0.34
$0.39
$0.45
$0.46
$0.49
$0.50
$0.49
$0.22
$0.19
$0.22
$0.16
$0.13
$0.13
$0.10
$0.06
$0.06
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
4Q14
1Q15
"PAA Gap"
Core EPS
Operating EPS

1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
1.03%
0.99%
0.99%
0.97%
1.05%
1.04%
1.00%
0.92%
0.89%
0.62%
0.64%
0.61%
0.70%
0.80%
0.82%
0.84%
0.82%
0.79%
0.41%
0.35%
0.38%
0.27%
0.25%
0.22%
0.16%
0.10%
0.10%
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
4Q14
1Q15
"PAA Gap"
Core ROA
Operating ROA

Trends in Core Results;
Stable Gap Between Operating and Core

E.P.S. ROA
We define core income as operating income less purchase accounting adjustments (PAA). PAA items include loan accretion from Whitney and Peoples First, offset by amortization of the
Whitney bond portfolio premium, amortization of the Peoples First indemnification asset and amortization of intangibles. Operating income is defined as net income excluding tax-effected securities transactions gains or losses and nonoperating expense items. See table on slide 30.
Expect to eliminate the gap between core and operating results next quarter

Hancock Holding Company

Total Loans
$13,924 million
3/31/15
Consumer
$1,760
13%
C&I
$5,987
43%
Mortgage
$1,913
14%
CRE
$3,150
22%
C&D
$1,114
8%

$14.0
$13.0
$12.0
$11.0
$10.0

	1Q13	2Q13	3Q13	4Q13	1Q14	2Q14	3Q14	4Q14	1Q15
Avg Qtrly Loans	$11.5	$11.6	$11.8	$11.9	$12.4	$12.7	$13.1	$13.6	$13.9
Avg Qtrly Loans less Energy	$10.6	$10.6	$10.7	$10.6	$10.9	$11.1	$11.4	$11.9	$12.2
Energy (avg)	$0.93	$0.99	$1.12	$1.35	$1.51	$1.59	$1.68	$1.72	$1.70
energy as a % of loans (avg)	8%	8%	10%	11%	12%	13%	13%	13%	12%
LQA EOP growth	-2%	9%	3%	22%	8%	13%	16%	18%	1%
LQA EOP growth excl energy	-4%	8%	-5%	16%	5%	12%	14%	21%	3%

First Quarter Seasonality and Energy
Cycle Impacted Loan Growth
•
Total EOP loans of $13.9 billion were up $29 million, virtually unchanged linked-quarter; excluding impact of FDIC Acquired and energy, loans increased $92 million, or 3%, linked-quarter
•
Energy loans totaled $1.67 billion or 12% of total loans at March 31,
2015, down $49 million LQ from paydowns; no energy portfolio growth expected for the remainder of 2015 due to headwinds from the current cycle
•
Net loan growth during the quarter was mainly from Alabama and
Florida markets, with additional growth in indirect and mortgage lending
•
Net growth in Louisiana and Texas markets were impacted by both the energy cycle and seasonality
$s in millions

$s in billions; LQA excludes FDIC acquired loans

Other
5%
Houston
6%
Lafayette/Lake Charles
5%
Baton Rouge
7%
Houma/Thibodaux/
Morgan City
2%
Greater
New Orleans
20%
Mississippi
8%
Alabama/NW Florida
9%
Jacksonville/
Tallahassee
2%
Central Florida
6%
Mortgage
13%
Indirect Auto
4%
Finance Co.
1%
Energy
12%

Diversified Loan Portfolio
• 88% of the loan portfolio is not energy related
• Diversified economies across our 5-state footprint support a diversified loan portfolio

As of March 31, 2015
Total Loans at
3/31/15 by
geography or
major line of
business

Energy Concentration Risk Is
Well-Managed
•
Energy lending has been a core competency for more than 60 years
•
Pricing pressures on oil have continued and we did see some
downward pressure on risk ratings this quarter
•
Management believes that further risk rating downgrades could impact loan loss provisions but should not result in significant losses
•
Impact and severity will depend on overall oil price reduction and duration of the cycle

As of March 31, 2015
–
Disciplined underwriting, long term relationships
–
Continuing to review credits and stay close to our customers

Hancock Holding Company

Oil & Gas Portfolio 3/31/15
(outstandings=$1.67B)
Upstream (E&P)
$623
37%
Support Services
$941
56%
Midstream
$109
7%

Chargeoffs O&G
$s in thousands
Price per barrel (price at quarter-end)
$16,500
$14,500
$12,500
$10,500
$8,500
$6,500
$4,500
$2,500
$500
$(1,500)
$135.00
$120.00
$105.00
$90.00
$75.00
$60.00
$45.00
$30.00
$15.00
$-
1Q93
4Q93
3Q94
2Q95
1Q96
4Q96
3Q97
2Q98
1Q99
4Q99
3Q00
2Q01
1Q02
4Q02
3Q03
2Q04
1Q05
4Q05
3Q06
2Q07
1Q08
4Q08
3Q09
2Q10
1Q11
4Q11
3Q12
2Q13
1Q14
4Q14
Net chargeoffs (O&G)
Price Oil (WTI)

Oil & Gas Portfolio Strong;
Continuing To Monitor Credits
•
Relationship business dating back to post WWII
•
Our energy customers are an excellent source of no/low cost
core deposits
•
Low prices can limit loan growth for new bank customers
•
High credit quality portfolio
•
Our clients typically have low/moderate leverage and strong
balance sheets
•
With experienced management in place, many of our clients
have been reacting to the reduction in oil prices by proactively managing expenses, lowering discretionary spending or
reducing capital expenditures

As of March 31, 2015
$s in millions
Diversified portfolio with concentration limits for
individual categories
High credit quality portfolio with historically low loss rates; disciplined underwriting
Low level of cumulative losses over previous down cycles

Upstream (E&P) Portfolio Diversified,
Profitable
• Priority, secured loans
• Approximately $25 million linked-quarter decrease in E&P outstandings
• Current line utilization is approximately 60% up slightly linked-quarter
• Approximately 60% oil, 40% gas
• Lend only on proved reserves (on a risked basis); 90%+ are covered by
Proved Developed Producing Reserves alone
• E&P customers have hedges in place
–
Approximately 2/3rds of our clients are hedged with an average tenor of 1 - 1.5 years
• Our clients breakeven at different prices/barrel oil
–
Breakeven varies depending on the basin
–
Our customers are diversified across 12 primary basins in  the U.S. and in the Gulf of Mexico
–
Lower cost basins will remain active; higher cost basins will slow in activity
• Borrowing base redeterminations twice per year; a handful of credits have already been reviewed and adjustments made to overall commitment levels

As of March 31, 2015

Hancock Holding Company

Gulf of Mexico (deepwater & shelf) 23%
E. Tx/Barnett 6%
Rockies 16%
Black Warrior 1%
Eagle Ford 7%
Raton 2%
Mid-continent 22%
LA onshore 4%
California 1%
Permian Basin 15%
Appalachia 3%
% of E&P portfolio

100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
[redacted]
94%
81%
B/E <=$40
B/E <=$30

Chargeoffs ($s in thousands)
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
$1,000,000
$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0
Total E&P energy loans outstanding ($s in thousands)
1Q99 3Q99 1Q00 3Q00 1Q01 3Q01 1Q02 3Q02 1Q03 3Q03 1Q04 3Q04 1Q05 3Q05 1Q06 3Q06 1Q07 3Q07 1Q08 3Q08 1Q09 3Q09 1Q10 3Q10 1Q11 3Q11 1Q12 3Q12 1Q13 3Q13 1Q14 3Q14 1Q15
Net chargeoffs (E&P)
Total Outstandings (upstream/E&P)

Upstream (E&P) Portfolio Statistics

As of March 31, 2015
Average cash flow breakeven price per barrel of oil extracted, for our clients, based on current proved, producing reserves is approximately
$25 per barrel (ie. lifting costs, taxes)
Low level of cumulative losses over previous down cycles even with growth in outstandings

Hancock Holding Company

Support Drilling Subcategories
Other
5%
Contract drillers
33%
Completion
services
28%
Rental tools
34%

Support Nondrilling Subcategories
Supply/
manufacturing
9%
Helicopter &
marine transport
51%
Other
19%
Fabrication,
construction,
installation
21%

Support Sector Companies Have
Weathered Previous Cycles
• Many of our clients have operated through
previous cycles, including the mid 80s, late 90’s
and 2008
• Our clients typically have low/moderate leverage,
strong balance sheets and experienced
management
• Most of the support nondrilling companies are
based in south Louisiana and Houston, and many
are supporting offshore activity
• Decrease in outstandings of approximately $32
million linked-quarter
• Current line utilization is approximately 57%
• Day rates and service sector profitability is being
impacted, but we believe client experience and
liquidity will allow our customers to weather the
current cycle

As of March 31, 2015

Hancock Holding Company

Support Sector 3/31/15
(outstandings=$0.9B)

Support - drilling
$270
29%
Support - nondrilling
(other)
$329
35%
Support - nondrilling
(transportation)
$343
36%

Loans
Deposits
$750
$500
$250
$0
$671
$270
Drilling Support
Nondrilling Support

Chargeoffs
($s in thousands)
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
$(1,000)
$1,000,000
$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0
Total support sector energy loans
outstanding ($s in thousands)
1Q99
3Q99
1Q00
3Q00
1Q01
3Q01
1Q02
3Q02
1Q03
3Q03
1Q04
3Q04
1Q05
3Q05
1Q06
3Q06
1Q07
3Q07
1Q08
3Q08
1Q09
3Q09
1Q10
3Q10
1Q11
3Q11
1Q12
3Q12
1Q13
3Q13
1Q14
3Q14
1Q15
Net chargeoffs (support services)
Total Outstandings (support)

Support Services Portfolio Statistics

$s in millions
$s in millions
Current
clients
Average
years in
business
Average
years with
the bank
Support
drilling
29 17
Support
nondrilling
27 15
110%
42%
As of March 31, 2015
Experienced, long-time customers with low level of
cumulative losses over previous down cycles
$s in millions

Potential Impact To Provision From Energy
Downgrades (Downward Shock Scenarios are mutually exclusive)

Total
outstanding
at 3-31-15
Energy
Reserve*
3-31-15
Incremental
Provision
Scenario 1
Incremental
Provision
Scenario 2
Incremental
Provision
Scenario 3
$623MM Upstream $5.0MM $0.9MM $0.9MM $0.9MM
$109MM Midstream $0.6MM $1.0MM $2.6MM $2.6MM
$270MM Support – Drilling $4.1MM $4.9MM $8.2MM $12.0MM
$672MM Support – Non-drilling $10.3MM $8.4MM $22.4MM $37.5MM
Total Incremental
Provision
--------- $15.2MM $34.1MM $53.0MM
$1.674B Total Energy Reserve
(%)
$20.0MM
(1.17%)
$35.2MM $54.1MM $73.0MM
Scenario 1 – all categories = 1 RR downgrade
Scenario 2 – Upstream = 1 RR downgrade; all other sectors = 2 RR downgrade
Scenario 3 – Upstream = 1 RR downgrade; Midstream = 2 RR downgrade; Support Sectors = 3 RR downgrade
Impact and severity will depend on overall oil price reduction and duration of the cycle
* Reserve reflects the amount of C&I reserve (loss factors) applied to the energy loans risk ratings.

Allowance For Loan Losses
• The allowance for loan losses was $128.4 million (0.92%) compared to $128.8 million
(0.93%) linked-quarter
– The allowance maintained on the non-FDIC acquired portion of the loan portfolio increased $2.6 million linked-quarter, totaling $100.7 million and the impaired reserve on the FDIC acquired loan portfolio declined $2.9 million linked-quarter
– Impact of the current energy cycle on the allowance*:
• The first quarter’s allowance calculation reflects an $8 million build in the reserve for the energy portfolio related to updates to risk ratings and changes in the qualitative factors related to energy
• We are disciplined in our underwriting, and while we could see some pressure in risk ratings, based on what we know today we expect no significant loss in our energy portfolio
• We believe our current reserves are sufficient to cover any losses in the portfolio
• Should pricing pressures on oil continue, we could see some downward pressure on risk ratings that could lead to additional provision expense in future quarters
• Impact and severity will depend on overall oil price reduction and duration of the cycle

As of March 31, 2015
* Reserve reflects the amount of C&I reserve (loss factors) applied to the energy loans risk ratings.
–
ALLL for energy credits was 1.17% at March 31, 2015, up from 0.70% at 12-31-14

Hancock Holding Company

1.98%
1.84%
1.83%
1.50%
1.43%
1.22%
1.10%
1.06%
1.01%
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
4Q14
1Q15

Solid Asset Quality Metrics
• NPA ratio 1.01%, down 5 bps from 1.06% linked-quarter
– Nonperforming assets totaled $141 million, down $7 million from December 31, 2014
– Nonperforming loans increased approximately $10 million linked-quarter
– ORE and foreclosed assets decreased approximately $17 million linked-quarter;
•
Includes approximately $3 million in sales related to former branch property and $7 million of sales of loss share property
•
ORE includes approximately $9 million of  former branch property
• Provision for loan losses was $6.2 million, down $3.6 million from 4Q14
• Non-FDIC acquired net charge-offs totaled $3.7 million, or 0.11%, up from $2.6 million, or
0.08%, in 4Q14
Nonperforming Asset (NPA) Ratio

As of March 31, 2015

Securities Portfolio
Mix 3/31/15
U. S. Agencies and other $306 7%
CMO $1,258 31%
Munis $196 5%
MBS $2,315 57%

12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
2.3%
2.9%
5.4%
6.3%
7.9%
8.8%
9.9%
10.4%
+100 shock
+200 shock
+300 shock
+400 shock
Year 1
Year 2

Securities Portfolio No Longer
Funding Loan Growth
• Portfolio totaled $4.1 billion, up $281 million
linked-quarter
• Yield 2.35% - down 1 bp linked-quarter
• Unrealized gain (net) of $32.7 million on AFS
• 56% HTM, 44% AFS
• Duration 3.45 compared to 3.51 at 12-31-14
• Balance sheet is asset sensitive over a 2 year
period to rising interest rates under various
shock scenarios
• IRR modeling is based on conservative
assumptions
–
Flat balance sheet
–
Loan portfolio 54% variable (with 56% LIBOR-based)
–
Modeled lag in deposit rate increases
–
Conservative % DDA attrition for certain increases in
rates
$s in millions
Period-end balances. As of March 31, 2015

Net Interest Income Scenarios
Regulatory Rate Shocks

Hancock Holding Company

–

–

–

–

Total Deposits
$16,860 million
3/31/15
Time deposits
$2,254
13%
Noninterest bearing
$6,201
37%
Interest-bearing public funds
$1,829
11%
Interest-bearing transaction & savings
$6,577
39%

$16.5
$16.0
$15.5
$15.0
$14.5
$14.0
$13.5
1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15
Avg Qtrly Deposits $15.3 $15.2 $15.0 $14.9 $15.3 $15.1 $15.4 $15.9 $16.5
LQA EOP growth -13% -3% -3% 8% -2% -1% 13% 21% 7%

Average 1st qtr net deposit growth by category +$593 million
Time deposits
$175
29%
Noninterest bearing
$75
13%
Interest-bearing transaction & savings
$126
21%
Interest-bearing public funds
$217
37%

Solid Levels Of Core Deposit Funding
•
Total deposits $16.9 billion, up $288 million, or 2%,
linked-quarter
Noninterest-bearing demand deposits (DDA) increased $256 million
$45 million increase in interest-bearing transaction and savings deposits
$140 million increase in time deposits (CDs)
Public fund deposits decreased  $154 million related to seasonality
•
Funding mix remained strong
•
DDA comprised 37% of total period-end deposits
•
Cost of funds increased 1 basis point to 24 bps
$s in billions
$s in millions

$s in millions

Hancock Holding Company

4Q13
1Q14
2Q14
3Q14
4Q14
1Q15
5.10%
5.00%
4.86%
4.63%
4.41%
4.36%
4.09%
4.02%
3.97%
3.94%
3.91%
3.88%
2.43%
2.47%
2.43%
2.36%
2.36%
2.35%
0.23%
0.23%
0.22%
0.21%
0.23%
0.24%
Loan Yield - reported
Loan Yield - core*
Securities Yield - reported
Cost of Funds - reported

4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
$150
$148
$146
$144
$142
$140
$138
$136
4.09%
4.06%
3.99%
3.81%
3.63%
3.55%
3.40%
3.37%
3.35%
3.32%
3.27%
3.21%
4Q13
1Q14
2Q14
3Q14
4Q14
1Q15
Core NII
NIM - reported
NIM - core

Core NIM Expected To Stabilize
Core NIM = reported net interest income (TE) excluding total net purchase accounting adjustments, annualized, as a percent of average earning assets. (See slide 29)
•
Reported net interest margin (NIM) 3.55%, down 8 bps linked-quarter
– Approximately $1 million decline in purchase accounting loan accretion; 2 bps impact to 1Q15 NIM
– Issued $150 million of holding company subordinated debt March 9, 2015; 1 bp impact to 1Q15 NIM
– Declines in core loan yield (-3 bps) and securities yield (-1 bp), and increase in the cost of funds (+1 bp)
impacted NIM
– 2 fewer accrual days impacted net interest income
•
Core NIM declined 6 bps
– Projected accretion will still lead to a difference in reported and core NIMs

As of March 31, 2015

Hancock Holding Company

$150
$125
$100
$75
$50
$25
$0

	2012	2013	2014	2015	2016	2017	Post 2017
Revenue impact*	$124	$132	$80	$31	$13	$6	$12
Pre-tax impact PAA	$93	$103	$54	$7			

$40
$35
$30
$25
$20
$15
$10
$5
$0
Approximately $8 million decline in projected net PAA revenue in 2Q15; or $.06 per share

	1Q13	2Q13	3Q13	4Q13	1Q14	2Q14	3Q14	4Q14	1Q15	2Q15 E	3Q15 E	4Q15 E	1Q16 E	2Q16 E	3Q16 E	4Q16 E
PAA Revenue - act*	37	33	35	27	24	23	19	14	14							
PAA Revenue - proj*										6	5	5	4	3	3	2
Intangible Amort	7	7	7	7	7	7	7	6	6	6	6	6	5	5	5	5
Pre-tax impact	30	25	28	20	17	17	12	7	8	0	-1	0	-1	-2	-2	-3

Sizeable Decline in Purchase Accounting
Impact Expected in 2Q15
Impact of Purchase Accounting Adjustments
(projections will be updated quarterly; subject to change)
$s in  millions
*Projected revenue includes loan accretion from Whitney and Peoples First, offset by amortization of the Whitney bond portfolio premium and amortization of the Peoples First indemnification asset.

N/M N/M
As of March 31, 2015
N/M

Hancock Holding Company

–

–

–

–

–

–

–

Other (excluding IA amort) $8.2 14%
Service Charges on Deposit $17.3 30%
Secondary mortgage operations $2.7 5%
Bankcard and ATM $11.2 19%
Insurance $1.8 3%
Investment & annuity $5.1 9%
Trust $11.2 20%
$s in millions

Core Noninterest Income Down Linked-Quarter;
Investing In Future Growth Initiatives
•
Noninterest income, including securities transactions, totaled
$56.5 million, down $0.4 million linked-quarter
Total includes $0.3 million of securities gains in 1Q15
Amortization of the indemnification asset for FDIC covered loans totaled $1.2 million, compared to $2.1 million in the fourth quarter; the amortization is a reduction to noninterest income and is a result of a lower level of expected future losses on covered loans (non-core)
Service charges on deposits totaled $17.3 million, down $1.7 million, or 9%, from the fourth quarter
Investment & annuity income and insurance fees totaled $6.8
million, up $0.2 million, or 3%, linked-quarter reflecting
seasonality in this line of business
Trust fees totaled $11.2 million, down $0.4 million from the fourth quarter reflecting an impact related to the current energy prices
Fees from secondary mortgage operations totaled $2.7 million, up
$0.7 million, or 33%, linked-quarter
Other noninterest income (excluding IA amortization) totaled $8.2 million, down $0.4 million, or 5%, linked-quarter

As of March 31, 2015
Core Noninterest Income Mix 1Q15

Hancock Holding Company

Operating Expense Mix 1Q15
Amortization of intangibles $6.3 4%
Other $44.2 30%
Personnel $80.1 55%
ORE $0.5
Equipment $3.9 3%
Occupancy $11.2 8%
$s in millions

$150
$148
$145
$143
$140
$138
$135
$133
$130
Millions
$144.1
$2.4
$3.0
$0.6
$0.1
$0.5
$1.7
$0.1
$146.2
4Q2014 operating expense
Personnel expense - salaries
Personnel expense - benefits
Occupancy
Equipment
ORE expense
Other Operating Expense
Amortization of Intangibles
1Q2015 operating expense

•
Operating expense totaled $146.2 million in 1Q15, up $2.1 million linked-quarter
1Q15 operating expense excludes $7.3 million of nonoperating expenses
Personnel expense totaled $80.1 million, an increase of $0.6 million, or less than 1%, linked-quarter; salary reduction of $2.4 million in the first quarter offset by seasonal benefits increase of $3.0 million
Occupancy and equipment totaled $15.1 million, up $0.5 million, or 4%, linked-quarter
ORE expense totaled $0.5 million for 1Q15, down $0.5 million, or 54%, linked-quarter
Other operating expense increased $1.7 million, or 4%, linked-quarter
As of March 31, 2015; excluding nonoperating expense items

Continuing To Manage To A Lower
Level Of Operating Expense

Current and Future Revenue Initiatives
Quarter Revenue
Growth Begins
Consumer Lending
• Enhanced approval process for consumer loans designed to grow consumer and consumer finance loans through the Bank &
Harrison Finance delivery channels
3Q15
HFC Branch Expansion
• Opening new Harrison Finance branches to expand consumer
finance coverage in New Orleans & Lake Charles
4Q15
Equipment Finance
• New equipment finance strategy is gaining immediate
momentum through a mix of leasing & lending on equipment
3Q15
Enhanced Prospecting for
Business Clients
• Leveraging a new source of prospect information with industry-
leading customer management tools resulting in more business development opportunities and new clients per banker
4Q15
Loan Pricing Initiative
• Leveraging market intelligence to stabilize and enhance
commercial loan yields & fees
2Q15
New Business Card Products
• New credit and payment card products and rewards programs for businesses further enhances our product offering
3Q15
Deposit Growth Strategy
• Market-by-market strategy to grow deposits providing dollar for dollar funding of loan growth
3Q14
Consumer Checking Products
• The delivery of enhanced products is the first in a series of initiatives that will deliver a fresh, innovative and competitive consumer banking proposition to clients
3Q15

As of March 31, 2015

Other Revenue Efforts
•
Strategic change in branch banking focus from
product sales to growth, revenue and
profitability
•
Merchant services technology, product and
sales enhancements to retain and grow clients
•
Deliberate focus on leveraging wealth
management expertise through client
relationship reviews and Private Banking
delivery enhancements
•
New technology platform to streamline
commercial loan processing – enhanced banker
efficiencies allows more time for business
development
•
Mortgage banking changes expected to result
in increased production, quicker
turnaround/closing times, and improved
customer and realtor satisfaction

As of March 31, 2015

Hancock Holding Company

Number of shares repurchased
$ repurchased
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
-
$33.00
$32.00
$31.00
$30.00
$29.00
$28.00
$27.00
$32.65
$30.75
$29.36
305,263
1,224,279
2,563,607
3Q14
4Q14
1Q15
shares repurchased
repurchase price per share

Common Stock Buyback Complete
• Completed 5% common stock buyback
–
Common stock buyback (approximately 4 million shares) authorized by the Board of Directors in July 2014
–
Repurchased 2,563,607  shares @ an average price of $29.36 in 1Q15 ($75 million)
–
Total repurchase of 4,093,149 shares @ an average price of $30.02 ($123 million)
• 2013-2014 ASR repurchased 3.4 million shares
• Since WTNY merger 7.5 million shares have been repurchased at an average price of
$31.71
• Repurchased almost 20% of shares issued for WTNY

Hancock Holding Company

–

–

–

Capital Ratios
15%
14%
13%
12%
11%
10%
9%
8%
7%
1Q13
2Q13*
3Q13
4Q13
1Q14
2Q14
3Q14
4Q14
1Q15e**
TCE
Tier 1 Risk-Based Capital
Total Risk-Based Capital

Solid Capital Levels
• TCE ratio 8.40%, down 19 bps linked-quarter; 38 bps decrease related to common stock buyback
• Basel III requirements effective January 1, 2015 impacted total risk-based capital ratio approximately 35 bps
• Issued $150 million of holding company subordinated debt March 9, 2015 at 5.95%
Qualifies as Tier 2 capital
Used approximately 1/3
rd
for completion of common stock buyback
Remainder to be used for general corporate purposes
• Will continue to review additional options
to deploy excess capital in the best interest
of the Company and its shareholders
–
Organic growth
–
M&A
–
Stock buyback
–
Dividends
*Stock Buyback (ASR) initiated

As of March 31, 2015
**1Q15 Tier 1 Risk-Based Capital - current period regulatory ratios reflect estimated impact of Basel III capital requirements effective January 1, 2015.

Near-Term Outlook
1Q15 Items to note Outlook
Loans +1% LQA
+11% Y-o-Y
1Q typically seasonal;
Excluding impact of
FDIC Acquired and
energy LQA 3%
5-8% EOP growth for full year
Change from previous guidance reflects paydowns and
headwinds related to the current energy cycle
Purchase Accounting
Adjustments (PAAs)
$7.8 million pre-tax
(see slide 30)
Includes items
impacting revenue and
expense
Sizeable decline in 2Q15 PAA revenue
Gap between operating and core net results eliminated
beginning in 2Q15 (see slide 20)
Net Interest Margin
(NIM)
3.55% reported
3.21% core
Reported down 8bps;
Core down 6bps
Downward pressure on reported margin due to
accretion runoff; stabilization of core NIM; increasing
core net interest income
Core Revenue $203.2 million Excludes PAAs noted
above
Recent growth reflects initiatives started in the prior
several quarters; expect growth to accelerate in 2H15 as
initiatives continue to mature
Loan Loss Provision $6.2 million Includes $3 million of
reserve build mainly
related to energy
Should pricing pressures on oil continue, we could see
some risk rating downgrades and increased provisions;
not expecting significant charge-offs
Noninterest Expense $146.2 million
operating
$7.3 million of
nonoperating costs
Slightly higher in the near term as investments are made
in revenue-generating initiatives
E.P.S. – operating
E.P.S. – core
$.55
$.49
Operating and core
E.P.S. slightly down
due to seasonality and
energy cycle
(calculation on slides
28 and 30)
Expect $.06 decline in 2Q15 E.P.S. due to purchase
accounting; growth from 2Q15 expected in 2H15

As of March 31, 2015

Appendix:
EPS calculation
$s in thousands, except E.P.S. Three
Months
Ended
3/31/15
Three
Months
Ended
12/31/14
Three
Months
Ended
3/31/14
Operating income to common shareholders $44,697 $46,376 $49,115
Income allocated to participating securities ($1,040) ($981) ($1,081)
Operating income allocated to common shareholders $43,657 $45,395 $48,034
Weighted average common shares – diluted 79,661 81,530 82,534
E.P.S. - diluted $.55 $.56 $.58
See Note 17 in the most recent 10K for more details on the two-class method for E.P.S. calculation.

Appendix: Purchase Accounting Adjustments
Core NII & NIM Reconciliation
($s in millions) 1Q15 4Q14 3Q14 2Q14 1Q14
Net Interest Income (TE) – reported (NII) $161.1 $163.6 $166.2 $167.3 $168.2
Whitney expected loan accretion (performing) 1.2 2.7 5.0 5.8 6.7
Whitney expected loan accretion (credit impaired) 11.3 13.8 17.0 19.8 20.8
Peoples First expected loan accretion 1.1 .7 .8 2.5 2.1
Excess cash recoveries* 2.8 --- --- --- ---
Total Loan Accretion $16.4 $17.2 $22.8 $28.1 $29.7
Whitney premium bond amortization (1.0) (1.2) (1.3) (1.4) (1.5)
Whitney and Peoples First CD accretion --- --- --- .1 .1
Total Net Purchase Accounting
Adjustments (PAAs) impacting NII
$15.3 $16.0 $21.5 $26.7 $28.3
Net Interest Income (TE) – core
(Reported NII less net PAAs)
$145.8 $147.6 $144.7 $140.6 $139.9
Average Earning Assets $18,316 $17,911 $17,324 $16,792 $16,740
Net Interest Margin – reported 3.55% 3.63% 3.81% 3.99% 4.06%
Net Purchase Accounting Adjustments (%) .34% .36% .49% .64% .69%
Net Interest Margin - core 3.21% 3.27% 3.32% 3.35% 3.37%
* Excess cash recoveries include cash collected on certain zero carrying value acquired loan pools above expected amounts.

Appendix: Non-GAAP Reconciliation
(Net Income, ROA, E.P.S.)
$s in millions Three
Months
Ended
3/31/15
Three
Months
Ended
12/31/14
Three
Months
Ended
3/31/14
Net income $40.2 $40.1 $49.1
Adjustments from net to operating income
Securities transactions gains -0.3 - -
Total nonoperating expense items (pre-tax) 7.3 9.7 -
Taxes on adjustments at marginal tax rate 2.4 3.4 -
Total adjustments (net of taxes) 4.5 6.3 -
Operating income $44.7 $46.4 $49.1
Adjustments from operating to core income
PAA – Net Interest Margin (see slide 29) 15.3 16.0 28.3
Intangible Amortization (noninterest expense) -6.3 -6.4 -6.9
Amortization of Indemnification Asset (noninterest income) -1.2 -2.1 -3.9
Total Purchase Accounting Adjustments (PAA) (pre-tax) $7.8 $7.4 $17.5
Taxes on adjustments at marginal tax rate 2.7 2.6 6.1
Total PA adjustments (net of taxes) 5.1 4.8 11.4
Core Income (Operating less purchase accounting items) $39.6 $41.5 $37.7
Average Assets $20,444 $20,090 $19,055
ROA (operating) 0.89% 0.92% 1.05%
ROA (core) 0.79% 0.82% 0.80%
Weighted Average Diluted Shares (thousands) 79,661 81,530 82,534
E.P.S. (operating) $.55 $.56 $.58
E.P.S. (core) $.49 $.50 $.45

Appendix:
Whitney Portfolio Continues Solid Performance
• Loan mark on the acquired-performing portfolio accreted into earnings over the life of the portfolio
• Credit-impaired loan mark available for charge-offs; if not needed for charge-offs then accreted into income
• Quarterly reviews of accretion levels and portfolio performance will impact reported margin
$s in millions
Credit-
Impaired Performing Total
Whitney loan mark at acquisition
(as adjusted in 4Q11)
$284 $187 $471
Acquired portfolio loan balances at acquisition $818 $6,101 $6,919
Discount at acquisition 34.7% 3.1% 6.8%
Remaining Whitney loan mark at 3/31/15 $49 $5 $54
Remaining acquired portfolio loan balances at 3/31/15 $94 $725 $819
Acquired loan charge-offs from acquisition thru 3/31/15 $25 $14 $39
Discount at 3/31/15 51.9% 0.7% 6.6%

As of March 31, 2015

Appendix:
Peoples First Loan Mark Used For Charge-Offs
•
FDIC acquired loan portfolio
•
Entire loan mark available for charge-offs; if not needed for charge-offs then accreted into income
•
Quarterly reviews of accretion levels and portfolio performance will impact reported margin
•
FDIC loss share receivable totaled $49.9 million at March 31, 2015
•
Non-single family FDIC loss share agreement expired at December 31, 2014
•
$186 million remains covered under FDIC single family loss share agreement
$s in millions Credit Impaired
Peoples First loan mark at acquisition  (12/2009) $509
Charge-offs from acquisition thru 3/31/15 $429
Accretion since acquisition date $92
Remaining loan mark at 3/31/15 $34
Impairment reserve at 3/31/15 $28
Remaining portfolio loan balances at 3/31/15 $276
Discount & allowance at 3/31/15 22%

As of March 31, 2015

Hancock Holding Company

Simpler Easier Better

Growth. Strength. Opportunity.

Hancock Holding Company

Hancock Bank
Whitney Bank

First Quarter 2015 Financial Results April 23, 2015 First Quarter 2015 Financial Results April 23, 2015